Exhibit 32.1
THERMO ELECTRON CORPORATION

CERTIFICATION REQUIRED BY EXCHANGE ACT RULES 13a-14(b) and 15d-14(b),
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Thermo Electron Corporation (the “Company”) for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Marijn E. Dekkers, Chief Executive Officer of the Company, hereby certifies, pursuant to Securities Exchange Act of 1934 Rules 13a-14(b) and 15d-14(b), that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                /s/ Marijn E. Dekkers
Dated:  November 3, 2006                                                                          Marijn E. Dekkers
                               President and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Thermo Electron Corporation and will be retained by Thermo Electron Corporation and furnished to the Securities and Exchange Commission or its staff upon request.